UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2010

MAXLIFE FUND CORP.
(Exact Name Of Registrant As Specified In Charter)

Wyoming	333-138298	98-0505734
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

45 Sheppard Avenue East, Suite 900 North York, Ontario Canada M2N 5W9
(Address of Principal Executive Offices)

416-200-0657
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Copies to:
Gregg E. Jaclin, Esq.
Anslow & Jaclin, LLP
195 Rt. 9 South, 2nd Floor
Manalapan, NJ, 07726
Tel No.: (732) 409-1212
Fax No.: (732) 577-1188

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 16, 2010, (the “Effective Date”) we executed a Life Settlement Portfolio Purchase and Sale Agreement (the “Agreement”) with Trinity Life Settlement, LLC (“Trinity” or the “Seller”). Upon completion of necessary funding we intend to purchase a portfolio of early life settlements for which the Seller has not received notice of the death of the insured(s) thereunder as of the Policy Closing. Pursuant to the Agreement, upon our purchase of the policies in the portfolio, Trinity will attach an annuity to each policy (the “Attachment”). In connection with the Attachment, Trinity will cover the premiums of the policies for the life of the insured.

According to the Agreement, Christiana Bank & Trust will serve as the Escrow Agent for the transactions set forth herein and all funds for the purchase of the policies shall be placed in an Escrow Account.  We shall have a period of six (6) months from the Effective Date (the “Purchase Price Funding Period”) to deposit the full purchase price.  Pursuant to the Agreement, we are obligated to deposit a sum equal to twenty-five percent (25%) of the purchase price within three (3) months of the Effective Date (the “Partial Purchase Price”) or the Agreement shall automatically terminate. Additionally, if we timely make the Partial Purchase Price deposit but fail to deposit the full purchase price within the Purchase Price Funding Period, the Seller shall be entitled to immediately terminate the Agreement and keep one hundred and fifty thousand dollars ($150,000) of the funds in the Escrow Account as reimbursement for the premium paid and other expenses (the “Reimbursement Fee”).  In the event the Seller is entitled to the Reimbursement Fee, any sums in the Escrow Account in excess of the Reimbursement Fee shall be returned to us. Unless terminated early in accordance with the above, the Agreement shall be valid for a ninety (90) day period commencing January 5, 2011.

A copy of the Life Settlement Portfolio Purchase and Sale Agreement and the Press Release announcing the Agreement is included in this Form 8-K as Exhibit 99.1 and 99.2,  respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Life Settlement Portfolio Purchase and Sale Agreement

99.2 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

MAXLIFE FUND CORP.

Date: December 20, 2010	By:	/s/ Bennett Kurtz
Bennett Kurtz
President, Chief Executive Officer, Chief Financial Officer and Director